Joint Filer Information

Names:                                  Jungfrau Fund Limited

Address:                                Argonaut House,
                                        5 Park Road
                                        Hamilton HM09
                                        Bermuda

Designated Filer:                       Man Investments Limited

Issuer and Ticker Symbol:               James River Coal Company (JRCC)

Date of Earliest Transaction Reported:  August 14, 2007

The undersigned, Jungfrau Fund Limited is jointly filing the attached Statement of Changes of Beneficial Ownership on Form 4 with Man Investments Limited with respect to the beneficial ownership of securities of James River Coal Company.

Signatures:

Jungfrau Fund Limited


By: /s/ Michael Collins
    -----------------------
    Name:  Michael Collins
    Title: Director